For Immediate Release:

Pipeline Data Enters Into $37 Million Financing Agreement

Institutional Investors to Provide Funds Earmarked for Retirement of

High-Coupon Indebtedness and Acquisitions

QUINCY, Mass.--(BUSINESS WIRE)--June 29, 2006--Pipeline Data Inc. (OTCBB:PPDA - News; “Pipeline”), a provider of integrated credit card transaction processing services for merchants, announced today that it has reached an agreement with several institutional investors to purchase $37 million of convertible notes and warrants. The notes, which mature four years from the date of issuance, can be converted into Pipeline common stock at the conversion price of $1.30 per share. Proceeds from the transaction are earmarked to refinance $17 million of short-term, high-coupon indebtedness and to fund acquisitions. Maxim Group LLC served as the exclusive placement agent for the transaction.

Pipeline’s CEO, MacAllister Smith stated “We are pleased to announce the completion of this financing. The arrangement enables us to significantly reduce our borrowing costs and lengthen the term of our indebtedness. It also provides us with the capital to consummate acquisitions of merchant portfolios and operating companies, which we believe will significantly grow our revenue and cash flow. We feel this transaction is extremely beneficial for our company and for our shareholders.”

None of the convertible notes or warrants nor the shares of common stock underlying the convertible notes and the warrants issued in the financing have been registered under the Securities Act of 1933, as amended.

Accordingly, these shares may not be offered or sold in the United States, except pursuant to the effectiveness of a registration statement or an applicable exemption from the registration requirements of the Securities Act. Under the terms of the financing, Pipeline is obligated to file a registration statement covering the shares of common stock underlying the convertible note and warrants.

About Pipeline Data (www.pipelinedata.com):

Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The Company offers card processing services in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. Pipeline Data services more than 25,000 accounts.

Safe Harbor Statement: The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company’s filing. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company’s growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the “safe harbor” created by the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ significantly from those discussed and/or implied herein.

Contact:

Pipeline Data Inc.

Lane Gordon, 617-405-2600 x228

Lane.Gordon@pipelinedata.com

www.pipelinedata.com

Sincerely,

Lane Gordon

Director of Investor Relations

Pipeline Data Inc. (OTCBB: PPDA)

1515 Hancock St. Suite 301

Quincy, MA. 02169

617.405.2600 x228